UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 6, 2006
GNC CORPORATION
GENERAL NUTRITION CENTERS, INC.
(Exact names of registrants as specified in their charters)

Delaware	333-116040	72-1575170
Delaware	333-114502	72-1575168
(States of incorporation)	(Commission File Nos.)	(I.R.S. Employer
Identification Nos.)
300 Sixth Avenue, Pittsburgh, Pennsylvania 15222
(Address of principal executive offices) (Zip Code)
(412) 288-4600
(Registrants’ telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrants under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Employment Agreement
          On July 6, 2006, General Nutrition Centers, Inc. (“Centers”), a wholly owned subsidiary of GNC Corporation (“GNC”), entered into an Employment Agreement (the “Employment Agreement”) with Joseph J. Weiss in connection with his appointment as Senior Vice President of Merchandising of Centers. The Employment Agreement is effective for all purposes as of May 21, 2006.
          The Employment Agreement provides for an employment term up to December 31, 2007, with automatic annual one-year renewals thereafter subject to notice of nonrenewal by Centers or Mr. Weiss not less than 30 days prior to the end of the applicable employment period. The Employment Agreement provides for an annual base salary of $225,000 for Mr. Weiss, with annual bonuses in an amount to be determined by Centers’ board of directors or compensation committee in the exercise of its sole discretion for the applicable year. For 2006, Mr. Weiss’s target annual bonus is 35% of his base salary with a maximum of 55% of his base salary if Centers meets or exceeds the annual goals determined by Centers’ board of directors or compensation committee for 2006. Mr. Weiss is also entitled to certain fringe benefits as set forth in the Employment Agreement, and is eligible to participate in and be granted awards under the GNC 2003 Omnibus Stock Incentive Plan.
          Upon Mr. Weiss’s death or disability, his estate or personal representatives will be entitled to receive his base salary for the remainder of his employment period and, subject to the discretion of Centers’ board of directors, a pro rata bonus for the year in which he dies or becomes disabled. In the event of a termination of Mr. Weiss’s employment without cause or for good reason (each as defined in the Employment Agreement), he will be entitled to receive his base salary for the remainder of his employment period. Subject to the discretion of Centers’ board of directors, he will also be entitled to a pro rata bonus for the year in which he is terminated. If such termination occurs upon or within six months following a change of control (as defined in the Employment Agreement), Mr. Weiss will be entitled to receive his base salary for the greater of the remaining term or a two-year period following the date of termination.
          The description of the Employment Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Indemnification Agreements
          On July 6, 2006, each of Centers and GNC entered into an indemnification agreement (each, an “Indemnification Agreement”) with Mr. Weiss in connection with his appointment as Senior Vice President of Merchandising of Centers. Each Indemnification Agreement is effective as of May 21, 2006.
          Pursuant to the terms of each of the Indemnification Agreements, Mr. Weiss is entitled to be indemnified to the maximum extent permitted by law if he is or is threatened to be made a party to a proceeding by reason of his status as an officer or the Company or its subsidiaries.
          The description of the Indemnification Agreements contained herein does not purport to be complete and is qualified in its entirety by reference to (a) GNC’s Form of Indemnification Agreement included as Exhibit 10.1 to the Form 8-K dated April 20, 2006 (the “April 20 Form 8-K”), and (b) Centers’ Form of Indemnification Agreement included as Exhibit 10.2 to the April 20 Form 8-K.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
10.1	Employment Agreement, dated July 6, 2006, by and between General Nutrition Centers, Inc. and Joseph J. Weiss.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
Dated: July 6, 2006

GNC CORPORATION GENERAL NUTRITION CENTERS, INC. (Registrants)

By:	/s/ Curtis J. Larrimer
Curtis J. Larrimer Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated July 6, 2006, by and between General Nutrition Centers, Inc. and Joseph J. Weiss.